UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Lone Star Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 24, 2006

Notice is hereby given that the Annual Meeting of Shareholders of Lone Star Technologies, Inc. (“Lone Star”), a Delaware corporation, will be held on the 24th day of April, 2006, at 8:30 a.m., local time, on the 40th floor of the J. P. Morgan Chase Tower, 2200 Ross Avenue, Dallas, Texas, for the following purposes:

(1)                                  To elect five members to the Board of Directors of Lone Star;

(2)                                  To approve the appointment of Deloitte & Touche LLP as Lone Star’s independent accountants for the year ending December 31, 2006; and

(3)                                  To transact any other business as may properly come before the meeting or any adjournment thereof.

The close of business on March 6, 2006 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.  A complete list of the shareholders entitled to vote at the meeting will be available for examination by any shareholder at the office of the Secretary of Lone Star, 15660 N. Dallas Parkway, Suite 500, Dallas, Texas 75248 (telephone:  972/770-6401) during the ten-day period preceding the meeting.

We hope that you will be represented at the meeting by signing the enclosed proxy card and returning it in the accompanying envelope as promptly as possible, whether or not you expect to be present in person.  Your vote is important - as is the vote of every shareholder - and the Lone Star Board of Directors appreciates the cooperation of shareholders in returning proxies to vote at the meeting.

By order of the Board of Directors,

Robert F. Spears
Secretary

Dallas, Texas
March 10, 2006

LONE STAR TECHNOLOGIES, INC.
15660 N. Dallas Parkway, Suite 500
P. O. Box 803546
Dallas, Texas 75380-3546

PROXY STATEMENT

SOLICITATION AND REVOCATION OF PROXIES

The enclosed proxy is solicited by and on behalf of the Board of Directors of Lone Star for use at the Annual Meeting of Shareholders to be held on April 24, 2006, or at any adjournment thereof.  Any shareholder giving a proxy may revoke it prior to the voting of the proxy on any matter (without affecting, however, any vote already cast on any other matters) by:

(a)                                  notifying Lone Star of such revocation in writing prior to or at the Annual Meeting,

(b)                                 delivering to Lone Star a duly executed proxy relating to the same shares dated subsequent to the date of the original proxy, or

(c)                                  voting the same shares in person at the Annual Meeting.

The principal executive offices of Lone Star are located at 15660 N. Dallas Parkway, Suite 500, Dallas, Texas 75248 (telephone: 972/770-6401).  This Proxy Statement and the enclosed proxy were mailed to shareholders on or about March 10, 2006.

All shares represented by unrevoked proxies will be voted at the meeting or any adjournment thereof as specified by the persons giving such proxies.  If no contrary specification is made, the shares represented by proxies will be voted FOR the election as directors of the nominees named herein and FOR approval of the appointment of Deloitte & Touche LLP as Lone Star’s independent accountants for the year ending December 31, 2006.

OUTSTANDING SHARES AND VOTING RIGHTS

As of March 6, 2006, the record date for the determination of shareholders entitled to vote at the Annual Meeting, there were 30,683,773 outstanding shares of Lone Star Common Stock.  This is the only class of stock of Lone Star outstanding, and each share of Common Stock is entitled to one vote on all matters properly coming before the Annual Meeting.

ELECTION OF DIRECTORS

The Certificate of Incorporation and By-Laws of Lone Star provide for a Board of Directors comprised of three classes of directors, as nearly equal in number as possible, with each class of directors to be elected for three-year terms. Therefore, the nominees for election to the class of directors whose terms are expiring at an Annual Meeting are elected for a term expiring at the Annual Meeting of Shareholders held in the third year following the year of their election. If the total number of directors is increased or decreased, however, the Board of Directors may adjust the number of directors in one or more classes, and that adjustment may result in a director being elected or reelected to a term shorter than three years.  If any director is appointed by the Board of Directors between Annual Meetings to fill a vacancy created by the resignation, retirement, death or removal of a director or by an increase in the number of directors, the shareholders at the next Annual Meeting following the appointment will vote to elect a director to complete an unexpired term or to serve a full three-year term if an unexpired term ends at that Annual Meeting.  Directors are elected by plurality vote.  Directors are encouraged to attend Annual Meetings.  Last year’s Annual Meeting was held in Dallas, Texas, and all directors attended that meeting.

At the 2006 Annual Meeting, shareholders will be asked by Lone Star to reelect Rhys J. Best, Frederick B. Hegi, Jr. and M. Joseph McHugh for terms expiring at the 2009 Annual Meeting and to elect Dan O. Dinges and David A. Reed, who were appointed directors by the Board of Lone Star in August of 2005, for terms expiring at the 2007 Annual Meeting.   After the 2006 Annual Meeting, three directors’ terms will expire at the 2007 Annual Meeting, three directors’ terms will expire at the 2008 Annual Meeting, and three directors’ terms will expire at the 2009 Annual Meeting.  The recent experience of each nominee is summarized below in the first table.

Each proxy solicited hereby which is given prior to the voting at the Annual Meeting and is not revoked will be voted FOR the election of the nominees named in the following table, unless a contrary specification is made in the proxy.  Withheld votes will not be treated as votes for or against any particular director and will not affect the outcome of the election of directors.  If for any reason any nominee should become unavailable for election, then, unless a contrary specification is made in the proxy, votes will be cast pursuant to authority granted by the proxy for a substitute nominee designated by the Board of Directors, or, in the absence of a designation by the Board of Directors, for a substitute nominee designated by any of the persons authorized by the proxy to vote as proxies.  The Board of Directors is not aware that any nominee will be unwilling or unable to serve.

The following tables set forth, for the nominees for director and for the directors whose current terms extend beyond the 2006 Annual Meeting, the principal occupation or employment for each during at least the past five years, the year in which each joined the Board of Directors, the year in which their current terms on this Board expire and other business directorships held.

The Board of Directors recommends that shareholders vote FOR the election of the nominees named in the table.

NOMINEES FOR DIRECTOR

Name (Age)	Business Experience and Other Information	Year First Elected

Rhys J. Best (59)	Chairman of the Board and Chief Executive Officer of Lone Star since June 2004; Chairman of the Board, President and Chief Executive Officer of Lone Star from January 1999 to June 2004; President and Chief Executive Officer of Lone Star from July 1998 to December 1998; President and Chief Operating Officer of Lone Star from 1997 to June 1998; President and Chief Executive Officer of Lone Star Steel Company (“Steel”), a subsidiary of Lone Star, from 1989 to 1997. Director: Crosstex Energy, L.P. and Trinity Industries, Inc. His current term as a Lone Star director expires in 2006.	1997

Dan O. Dinges (52)

Chairman of the Board, President and Chief Executive Officer since May 2002 and President and Chief Operating Officer from September 2001 to May 2002 of Cabot Oil & Gas Corporation, an independent oil and gas company engaged in the exploration, development, acquisition and exploitation of North American oil and gas properties. For more then 20 years prior to September 2001, held various management positions with a subsidiary of Noble Affiliates, Inc., Samedan Oil Corporation, an independent energy company. Served as its Senior Vice President and Division General Manager, Offshore Division from 1998 to September 2001. Director of Cabot Oil & Gas Corporation. (3)

		2005

Frederick B. Hegi, Jr. (62)

General Partner, Wingate Partners, L.P. and Wingate Management Co., L.P. (private investments) since 1987; Principal, Wingate Management Co. II, L.P. (private investments) since 1994; President, Valley View Capital Corporation (private investments) since 1982; Chairman, United Stationers, Inc. (wholesale office products) since 1996; Chairman, Loomis, Fargo & Co. (armored car services) from 1991 to May 2001; Chairman, President and Chief Executive Officer from July 1999 to December 2002 of Kevco, Inc. (wholesale distributor of building products to manufactured housing and recreational vehicles industries). Kevco, Inc. filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in February 2001. Director: United Stationers, Inc., Drew Industries, Inc. and Texas Capital Bancshares, Inc. His current term as a Lone Star director expires in 2006. (1)

		1985

M. Joseph McHugh (68)

Retired since October 2001; one of five members of the office of Chief Executive from October 2000 to October 2001 and Acting Chief Financial Officer from November 1999 to May 2000 of Pillowtex Corporation (manufacturer of home textiles); retired from January 1999 to October 1999; President and Chief Operating Officer of Triangle Pacific Corp. (manufacturer of hardwood flooring and kitchen and bathroom cabinets) from 1994 to December 1998.  Pillowtex Corporation filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in November 2000.  Director: Union Drilling, Inc.  His current term as a Lone Star director expires in 2006. (2)

		1999

David A. Reed (58)	Managing Partner at Causeway Capital Partners, a private family investment partnership, since 2000. Senior Vice Chair of Global Markets from 1999 to 2000, member of USA Management Committee from 1991 to 2000 and Vice Chair and Firmwide Operating Partner for North American Area Audit and Tax from 1998 to 1999 of Ernst & Young, LLP. Director of Drew Industries, Inc. (1) & (2)	2005

	CONTINUING DIRECTORS

Robert L. Keiser (63)	Retired from Kerr-McGee Corporation, an international energy and chemical company, in June 1999; Chairman of the Board of Kerr-McGee Corporation from February 1999 to June 1999; Chairman and Chief Executive Officer from 1994 to February 1999 of Oryx Energy Company, an international energy company. Director: Cabot Oil & Gas Corporation. His current term as a Lone Star director expires in 2007. (1) & (3)	2002

Robert Kelley (60)	President of Kellco Investments, Inc., a private investment company, since May 2001; Chairman of the Board from 1992 through April 2001, President and Chief Executive Officer from 1986 through October 2000, and director from 1986 through April 2001 of Noble Affiliates, Inc., an independent energy company with domestic and international exploration and production operations. Director: OGE Energy Corporation, Cabot Oil & Gas Corporation and Smith International, Inc. His current term as a Lone Star director expires in 2008. (1) & (2)	2001

Alfred M. Micallef (63)	President and Chief Executive Officer of M International-Nev, Inc., formerly JMK International, Inc. (holding company of rubber and plastics manufacturing businesses) during the past five years. Director: Cash America International, Inc. His current term as a Lone Star director expires in 2008. (2) & (3)	2000

Jerry E. Ryan (63)	Consultant to Fintube Technologies, Inc. (a subsidiary of Lone Star) from January 2000 to December 31, 2002; Chairman of the Board of the general partner of Fintube Limited Partnership (manufacturer and marketer of finned tubes used in a variety of heat recovery operations) from February 1999 to January 2000 and for more than five years prior thereto, Chairman of the Board and Chief Executive Officer of the general partner of Fintube Limited Partnership. Director: AAON, Inc. and Global Power Equipment Group Inc. His current term as a Lone Star director expires in 2008.	2000

(1)                                  Member of the Human Resources Committee.

(2)                                  Member of the Audit Committee.

(3)                                  Member of Corporate Governance Committee.

Meetings of Board and Committees.  During 2005, there were 12 meetings of the Board of Directors, 11 meetings of the Audit Committee, 3 meetings of the Human Resources Committee and 5 meetings of the Corporate Governance Committee.  All of the directors attended at least 80 percent of the meetings of the Board of Directors and the committees of the Board on which they served.  The standing committees of the Board have the following principal functions:  the Audit Committee assists the Board in fulfilling its oversight responsibilities to ensure the integrity of Lone Star’s financial statements; the Human Resources Committee reviews and approves salaries and bonuses for officers, reviews management development and succession plans and administers the 2004 Long-Term Incentive Plan; and the Corporate Governance Committee provides general corporate oversight, advises the Board regarding policies for corporate governance and recommends director nominees to the Board.

Nomination of Director Candidates.  The Corporate Governance Committee will consider director candidates recommended by shareholders of Lone Star.  In order to be considered by the Committee, shareholders must submit in writing (which shall not include e-mail) the following information to the Chair of the Committee at Lone Star Technologies, Inc., Attn:  Chair of Corporate Governance Committee, P. O. Box 803546, Dallas, Texas 75380-3546, at least 180 days before the annual meeting of shareholders at which directors are to be elected:  Name of the shareholder, contact information for the shareholder, number of shares of common stock owned by the shareholder, name of the registered owner of the common stock (if different from the shareholder), name of the person recommended for director, brief biography of the person recommended for director, qualifications of the person recommended for director, and whether the person recommended for director consents to being named in the proxy statement as a nominee for director.

The Committee considers the following criteria for director candidates, regardless of who proposes the candidate:  broad experience, wisdom, integrity, ability to make analytical inquiries, industry or other special knowledge, understanding of Lone Star’s business environment and willingness to devote adequate time to Board duties.  The Committee utilizes a variety of methods for identifying and evaluating nominees for director, and there are no differences in the manner in which the Committee evaluates director nominees based on whether the nominee is recommended by a shareholder.  Candidates may come to the attention of the Committee through current directors, shareholders or other persons.  These candidates are evaluated at meetings of the Committee and may be considered at any point during the year.  Three nominees for election at this annual meeting are directors standing for re-election, and two nominees were appointed directors by the Board of Lone Star in 2005.  Both of the latter nominees were initially recommended to the Committee by current independent directors for its evaluation as potential director nominees.

Communications with Directors.  Shareholders can send communications to Lone Star’s Board or the non-management directors on the Board by delivering them in writing (which shall not include email) to the director designated as the presiding director for non-management director meetings at either of the following addresses:  Attn:  Presiding Director, Lone Star Technologies, Inc., c/o David E. Morrison, Fulbright & Jaworski LLP, 2200 Ross Avenue, Suite 2800, Dallas, Texas 75201-2784 or Attn:  Presiding Director, Lone Star Technologies, Inc., c/o Jeffrey S. Plowman, Deloitte & Touche LLP, 2200 Ross Avenue, Suite 1600, Dallas, Texas 75201-6778. If a

communication is directed to a specific director, the presiding director will forward that communication to the specified director.

Executive Sessions of Non-Management Directors.  The non-management directors of Lone Star met at eight regularly scheduled executive sessions without management in 2005.  The presiding director at those sessions is appointed by the non-management directors to serve for one year or until his successor is duly elected and qualified.  The presiding director is the contact person for any party seeking to communicate with the non-management directors.  See “Communications with Directors” above.  Frederick B. Hegi, Jr. has served as the presiding director since December 2003.

Independent Directors.  The Board of Directors of Lone Star determined at its meeting on February 28, 2006 that each of the directors, except Mr. Best, the Chairman of the Board and Chief Executive Officer of Lone Star, is independent within the meaning of the New York Stock Exchange director independence standards.  The Board determined that each of the eight independent directors had no direct or indirect relationship with Lone Star or any of its subsidiaries other than as a director of Lone Star.  The Board had determined previously that Mr. Ryan did not qualify as an independent director during the period between November 4, 2004 and December 31, 2005 because of his past relationships with Fintube Technologies, Inc., a subsidiary of Lone Star.  See “Relationships Between Lone Star and Mr. Ryan” below.  During that period, Mr. Ryan did not serve on any of Lone Star’s three Committees, all the members of which have been and are independent directors.  The Board determined at its meeting on February 28, 2006 that Mr. Ryan now qualifies as an independent director.

Compensation of Directors.  Each director of Lone Star who is not an employee of Lone Star or any of its subsidiaries receives an annual retainer of $30,000, plus expenses incurred in connection with attendance at meetings of the Board of Directors or any committee of the Board of Directors of which he is a member.  In addition to the annual retainer, each chairman of a committee receives a retainer of $5,000 per year and each director receives attendance fees of $1,500 for each regular meeting of the Board of Directors attended, $1,500 for each regular committee meeting attended whether or not there was a Board meeting that same day and $750 for each special meeting of the Board or any committee attended.  The presiding director receives an additional annual retainer of $10,000.  Since April 1, 2005, the Chairman of the Audit Committee receives an additional annual retainer of $5,000 in recognition of the increased time commitment that the duties of that position require.    Each director may elect to receive his retainer and meeting fees in cash or Lone Star shares, or he may defer receipt under a phantom stock arrangement.  Mr. Hegi has deferred receipt of his directors’ fees that he was otherwise entitled to receive in each of the last eight years and in 1989.  He owned an aggregate of 23,489 phantom stock units on January 3, 2006, and upon his retirement from the Board, Lone Star will pay cash to Mr. Hegi for each phantom stock unit he then owns in an amount equal to the then current market price of one share of Lone Star Common Stock.  A director who is an employee of Lone Star or any of its subsidiaries receives no compensation for serving as a director of Lone Star.

Following each of the Annual Meetings from 1998 through 2003, each director then in office who was not an employee of Lone Star or its subsidiaries (“non-executive director”) received a stock option for 12,500 shares of Common Stock under the terms of the 1985 Long-Term Incentive Plan of Lone Star with an exercise price at the fair market value of the Common Stock on the date the options were granted.  Each non-executive director received a stock option for 7,000 shares in 2004 under the terms of the 2004 Long-Term Incentive Plan of Lone Star with an exercise price equal to the fair market value of the Common Stock on the date of grant.  The non-executive directors held options as of February 28, 2006 covering the following numbers of shares of Common Stock:  Mr. Hegi, 107,000 shares; Mr. Keiser, 32,000 shares; Mr. Kelley, 41,375 shares; Mr. McHugh,        66,375 shares; Mr. Micallef, 21,875 shares; and Mr. Ryan, 9,375 shares.  Each non-executive director received a grant of 2,500 restricted stock units in 2004 and 2,400 shares of restricted stock in 2005 under Lone Star’s 2004 Long-Term Incentive Plan, except for Messrs. Dinges and Reed, each of whom received a grant of 1,200 shares of restricted stock when he was appointed to Lone Star’s Board in August 2005.

Relationships Between Lone Star and Mr. Ryan.  Jerry E. Ryan, a director of Lone Star, was Chairman of the Board and a shareholder of the general partner of Fintube Limited Partnership when its assets were acquired by a new subsidiary of Lone Star (Fintube Technologies, Inc.) as of January 1, 2000.  In connection with that acquisition, Mr. Ryan received 95,644 shares of Lone Star Common Stock as partial consideration for his ownership of Fintube Limited Partnership and became a consultant to Fintube Technologies, Inc.  Pursuant to the terms of the consulting agreement, Fintube Technologies, Inc. agreed to pay Mr. Ryan a base salary of $274,008 per year and an annual bonus in an amount determined by Fintube Technologies, Inc., and Lone Star granted Mr. Ryan the option to purchase 30,000 shares of Lone Star Common Stock pursuant to Lone Star’s 1985 Long-Term Incentive Plan.  The consulting agreement expired on December 31, 2002.

Retirement Policy for Directors.  The Board of Directors adopted a retirement policy for directors in 1998:  “A person is not eligible for election as a director if he or she is seventy years of age or older at the time of the election.”   That policy is now included in Lone Star’s Corporate Governance Guidelines.

CORPORATE GOVERNANCE

Lone Star has sought to implement and adhere to appropriate principles of corporate governance since becoming a public company in 1985.  During this approximately 20-year time period Lone Star has always had a majority of independent directors on its Board and has never had more than two employees concurrently serving as directors.  Since their inception, Lone Star’s Audit, Human Resources and Corporate Governance Committees have all been chaired by non-management directors, with each committee having at least a majority of its voting members comprised of non-management directors.

In 2002 and 2003, Lone Star undertook several further initiatives to promote both effective corporate governance as well as legal compliance and adherence to high ethical standards by its directors, officers, and employees.  These initiatives take into account the Sarbanes-Oxley Act of 2002, rules of the New York Stock Exchange and internal policy and compliance directives proposed by Lone Star’s Board of Directors and management.

At the Board level, Lone Star adopted Corporate Governance Guidelines and new charters for the Audit, Corporate Governance and Human Resources Committees, all of which are available on

Lone Star’s website (www.lonestartech.com).  The Corporate Governance Guidelines, which were adopted in December 2002 and amended in February 2004 and September 2005, provide a flexible, modifiable framework within which the Board may conduct its business.  The guidelines address:

•                  Board composition, including policies with respect to:

•                  Board size;

•                  Director qualifications and procedures for selecting directors;

•                  The requirement that a majority of Lone Star’s directors be independent;

•                  The inadvisability of imposing term limits on directors; and

•                  The prohibition against nominating a person as a director who would be at least 70 years of age at the time of his or her election;

•                                          Director responsibilities;

•                                          Director orientation and continuing education;

•                                          Regularly scheduled meetings of non-management directors without management;

•                                          The role of the Board in evaluating the chief executive officer and in providing for management development and succession planning; and

•                                          Board committees, Board compensation and the Board’s self-evaluation process.

The guidelines were amended in September 2005 to include a policy that no non-management director of Lone Star should serve on the boards of directors of more than four other public companies and Lone Star’s chief executive officer should not serve on the boards of directors of more than two other public companies.  All of Lone Star’s non-management directors and its chief executive officer currently comply, and have always complied, with that policy.

The respective charters of the Audit Committee, the Corporate Governance Committee and the Human Resources Committee require the applicable committee to be composed of three or more directors, all of whom must be independent.  The Board of Directors has determined that all of the directors who are the members of these committees are independent in accordance with the   standards and rules of the New York Stock Exchange.  The charter of the Audit Committee further requires all members to be or become “financially literate” and at least one member to be an “audit committee financial expert.”  The Board of Directors has determined that all members of the Audit Committee, M. Joseph McHugh, the Chairman of the Committee, Robert Kelley, Alfred M. Micallef and David A. Reed, are audit committee financial experts within the meaning of the applicable regulations of the Securities and Exchange Commission and have accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange.  All members of the Audit Committee have also been determined by the Board to be financially literate and independent directors within the meaning of the New York Stock Exchange listing standards.

From a functional perspective, the Audit Committee charter sets forth the committee’s responsibilities with respect to oversight of the integrity of Lone Star’s financial statements and its legal and regulatory compliance; review of Lone Star’s financial reports, accounting policies and practices and internal controls; and the selection, oversight and termination of Lone Star’s auditors, the assessment of their independence and approval of any permitted nonaudit services they perform.

The Corporate Governance Committee charter addresses the committee’s duties with respect to reviewing corporate governance trends, issues and best practices; recommending changes to Lone Star’s Certificate of Incorporation and By-Laws; developing and periodically assessing Lone Star’s Corporate Governance Guidelines, the code of ethics in Lone Star’s business policy manual and the code of ethics applicable to Lone Star’s chief executive, financial and accounting officers; making recommendations to the Board on the selection of new directors and the chief executive officer and reviewing nominees for other officers; and recommending to the Board criteria for assessing Board and management performance.  The Human Resources Committee’s charter provides that such committee is responsible for reviewing and making recommendations to the Board with respect to Lone Star’s incentive and equity-based compensation plans (including approving awards under the 2004 Long-Term Incentive Plan); reviewing the chief executive officer’s goals and objectives, evaluating his performance and making recommendations to the Board on his compensation; evaluating and approving the compensation of other officers of Lone Star and its operating companies; and reviewing Lone Star’s management development and succession plans.

In addition to serving on the Audit Committee of Lone Star, Robert Kelley is currently serving on the audit committees of Cabot Oil & Gas Corporation, OGE Energy Corp. and Smith International, Inc.  The Board of Directors of Lone Star has determined, in accordance with the rules of the New York Stock Exchange, that Mr. Kelley’s simultaneous service on the audit committees of these other public companies would not impair the ability of Mr. Kelley to effectively serve on Lone Star’s Audit Committee.

The most broad-based initiative was the adoption by Lone Star and each of its significant operating companies of a business policy manual applicable to each such company’s directors, officers and employees.  Although the manuals differ in a few respects, each manual addresses:

•    business conduct and ethics, including conflicts of interest, fair dealing and procedures for reporting fraud or legal or ethical violations;

•    accounting and recordkeeping, including procedures by which an employee may report any questionable accounting or auditing matter confidentially and, if desired, anonymously;

•    legal and regulatory compliance, including in particular adherence to applicable securities laws such as those prohibiting insider trading;

•    company policies relating to equal employment opportunity, sexual harassment and drug and alcohol testing; and

•    environmental and safety procedures.

To facilitate accurate and timely disclosures by Lone Star in its investor communications and reports filed with the Securities and Exchange Commission, Lone Star also instituted disclosure controls and procedures requiring appropriate officers of Lone Star’s operating companies to promptly communicate “upstream” any material information about their respective companies as well as any internal control deficiencies or fraud.  These disclosure controls and procedures are intended to assure that Lone Star has sufficient information to accurately and timely aggregate and report operating company developments.

Lone Star’s business policy manual includes a code of business conduct and ethics applicable to all of Lone Star’s directors, officers and employees.  Lone Star has also adopted a code of ethics applicable to its Chairman, President and Chief Executive Officer; Vice President and Chief Financial Officer; and Controller.  The code of ethics, which was designed to satisfy both the mandates of the Sarbanes-Oxley Act and New York Stock Exchange requirements and is available on Lone Star’s website (www.lonestartech.com), addresses honest and ethical conduct, legal compliance, conflicts of interest and disclosures by Lone Star in its SEC filings and other investor communications.  Lone Star will post on its website any amendments to, or waivers from, that code of ethics.

EXECUTIVE OFFICERS

All executive officers of Lone Star are elected annually by and serve at the pleasure of Lone Star’s Board of Directors, or, in the case of Mr. Dunn, at the pleasure of the Board of Directors of Steel, which he serves as Chief Executive Officer.  The following sets forth information concerning the current executive officers of Lone Star.  Information regarding Mr. Best, the Chief Executive Officer of Lone Star, is provided under “Nominees for Directors.”

Name(Age)	Business Experience and Other Information

Joseph Alvarado (53)

President and Chief Operating Officer of Lone Star since June 2004. For five years prior to joining Lone Star, he was Vice President, Long Product Sales and Marketing of Ispat North America Inc., which is part of Mittal Steel (formerly, Ispat International N.V.), a mini-mill and integrated steel company with worldwide operations. Mr. Alvarado was responsible for the formation and development of the trading activities of Ispat North America and directed the commercial activities for four North American special bar quality and wire rod operating units.

W. Byron Dunn (52)	President and Chief Executive Officer of Steel since 1997 and Executive Vice President - Sales and Marketing of Steel from 1991 to 1997.

Robert F. Spears (62)	Vice President, General Counsel and Secretary of Lone Star since 1996.

Charles J. Keszler (43)	Vice President and Chief Financial Officer of Lone Star since February 2001 and Vice President-Finance and Treasurer of Lone Star from 1996 to February 2001.

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows beneficial ownership of shares of Common Stock of Lone Star by each director and nominee for director of Lone Star, each executive officer of Lone Star named in the Summary Compensation Table in this Proxy Statement and all directors, nominees and executive officers of Lone Star as a group at February 28, 2006.  Each beneficial owner has sole voting power and sole investment power as to the shares listed opposite his name, unless indicated otherwise in a footnote below.

Name of Director, Nominee, Executive Officer or Group	Number of Shares (1)		Percent of Class (2)
Rhys J. Best	472,617		1.51%
Dan O. Dinges	1,200			*
Frederick B. Hegi, Jr.	134,590			*
Robert L. Keiser	28,025			*
Robert Kelley	37,400	(3)		*
M. Joseph McHugh	64,400			*
Alfred M. Micallef	15,733			*
David A. Reed	1,200			*
Jerry E. Ryan	2,400			*
W. Byron Dunn	33,667			*
Joseph Alvarado	87,795			*
Charles J. Keszler	24,011			*
Robert F. Spears	21,917			*

All directors, nominees and executive officers as a group (13)	924,955	(4)	2.95

*Less than 1%.

(1)                                  Includes 308,250 shares for Mr. Best, 97,625 shares for Mr. Hegi, 22,625 shares for Mr. Keiser, 32,000 shares for Mr. Kelley, 57,000 shares for Mr. McHugh, 12,500 shares for Mr. Micallef, 16,250 shares for Mr. Dunn, 50,000 shares for Mr. Alvarado, 11,250 shares for Mr. Keszler and 11,250 shares for Mr. Spears which may be acquired within 60 days of February 28, 2006 pursuant to options granted by Lone Star under its 1985 and 2004 Long-Term Incentive Plans.  Also includes 126,667 shares of restricted stock granted to Mr. Best, 2,400 shares of restricted stock granted to each of Messrs. Hegi, Keiser, Kelley, McHugh, Micallef and Ryan, 1,200 shares of restricted stock granted to each of Messrs. Dinges and Reed, 17,417 shares of restricted stock granted to Mr. Dunn, 31,667 shares of restricted stock granted to Mr. Alvarado, 10,667 shares of restricted stock granted to Mr. Keszler and 10,667 shares of restricted stock granted to Mr. Spears, all pursuant to the 1985 and 2004 Long-Term Incentive Plans.  Please refer to the table following these footnotes for more information regarding the restricted stock held by the directors, nominees and executive officers of Lone Star.  In 2004, each of the non-executive directors of Lone Star was granted 2,500 restricted stock units, which are not required to be, and are not, included in each director’s beneficial ownership of shares in the above table or the following table.

(2)                                  Percentages are calculated on 31,302,523 shares, the number that would have been outstanding if the stock options described in the prior footnote had been exercised.

(3)                                  Mr. Kelley’s wife owns 1,500 of these shares.  In addition, Mr. Kelley owns $500,000 principal amount of Lone Star’s Senior Subordinated Notes due June 1, 2011.

(4)                                  Includes a total of 618,750 shares which may be acquired within 60 days of February 28, 2006 pursuant to options held by all directors and executive officers as a group.

Additional share ownership information regarding principal shareholders of Lone Star who are neither an executive officer nor a director is shown in the table under the heading “Principal Shareholders” in this Proxy Statement.

The following table sets forth (i) the number of shares of restricted stock held at February 28, 2006 by each of the directors, nominees and executive officers of Lone Star named in the table above and (ii) the year of grant.

Name of Director, Nominee or Executive Officer	2001		2002		2003	2004		2005
Rhys J. Best	75,000	(1)	—		—	24,666	(2)	27,000	(3)

Dan O. Dinges	—		—		—	—		1,200	(4)

Frederick B. Hegi, Jr.	—		—		—	—		2,400	(3)

Robert L. Keiser	—		—		—	—		2,400	(3)

Robert Kelley	—		—		—	—		2,400	(3)

M. Joseph McHugh	—		—		—	—		2,400	(3)

Alfred M. Micallef	—		—		—	—		2,400	(3)

David A. Reed	—		—		—	—		1,200	(4)

Jerry E. Ryan	—		—		—	—		2,400	(3)

W. Byron Dunn	—		1,750	(5)	—	6,666	(2)	9,000	(3)

Joseph Alvarado	—		—		—	16,666	(2)	15,000	(3)

Charles J. Keszler	—		1,250	(5)	—	4,666	(2)	4,750	(3)

Robert F. Spears	—		1,250	(5)	—	4,666	(2)	4,750	(3)

(1)                                  100,000 shares (75,000 shares as of February 28, 2006) of Mr. Best’s restricted stock were granted on May 7, 2001 and vest in installments of 12.5% each on May 7th of each year from 2004 through 2011.

(2)                                  37,000 shares (24,666 shares as of February 28, 2006) of Mr. Best’s restricted stock, 10,000 shares (6,666 shares as of February 28, 2006) of Mr. Dunn’s restricted stock, and 7,000 shares (4,666 shares as of February 28, 2006) of each of Mr. Keszler’s and Mr. Spears’ restricted stock were granted on February 26, 2004, and vest in installment of 20% each on February 26th of each year from 2006 through 2010.  25,000 shares (16,666 shares as of February 28, 2006) of Mr. Alvarado’s restricted stock were granted on June 15, 2004 and vest in installments of 20% each on June 15th of each year from 2006 through 2010.  The vesting of the restricted stock granted in 2004 can be accelerated if certain financial performance targets are attained in the 2004 and 2005 fiscal years.  Lone Star’s Board of Directors and its Human Resources Committee determined, effective March 1, 2005, that the 2004 financial target had been met and determined, effective March 1, 2006, that the 2005 financial target had been met.  Therefore, on March 1, 2005, 12,333 shares of Mr. Best’s restricted stock, 3,333 shares of Mr. Dunn’s restricted stock, 2,333 shares of each of Mr. Keszler’s and Mr. Spears’ restricted stock and 8,333 shares of Mr. Alvarado’s restricted stock vested.  On March 1, 2006, 24,666 shares of Mr. Best’s restricted stock, 6,666 shares of Mr. Dunn’s restricted stock, 4,666 shares of each of Mr. Keszler’s and Mr. Spears’ restricted stock and 16,666 shares of Mr. Alvarado’s restricted stock vested.

(3)                                  These shares of restricted stock were granted on March 2, 2005 and vest on March 2, 2011, unless vesting occurs earlier due to the attainment of certain financial performance targets in the 2005, 2006 and 2007 fiscal years.  Lone Star’s Board of Directors and its Human Resources Committee determined, effective March 1, 2006, that the 2005 financial target had been met.  Therefore, on March 1, 2006, 9,000 shares of Mr. Best’s restricted stock, 800 shares of each of Messrs. Hegi’s, Keiser’s, Kelley’s, McHugh’s, Micallef’s and Ryan’s restricted stock, 3,000 shares of Mr. Dunn’s restricted stock, 5,000 shares of Mr. Alvarado’s restricted stock, and 1,566 shares of each of Mr. Keszler’s and Mr. Spears’ restricted stock vested.  Effective March 1, 2006, the Board and its Human Resources Committee granted 2,400 restricted stock units to each non-executive director and the following shares of restricted stock to the five executive officers:  Mr. Best, 27,500 shares; Mr Alvarado, 14,000; Mr. Dunn, 10,000; Mr. Keszler, 4,200; and Mr. Spears, 4,200.  Those units and shares vest on March 1, 2012, unless vesting occurs earlier due to the attainment of certain prescribed performance targets for Lone Star.

(4)                                  These shares of restricted stock were granted on August 15, 2005 and vest on August 15, 2011, unless vesting occurs earlier due to the attainment of certain financial performance targets in the 2005, 2006 and 2007 fiscal years.  Lone Star’s Board of Directors and its Human Resources Committee determined, effective March 1, 2006, that the 2005 financial target had been met.  Therefore, on March 1, 2006, 400 shares of each of Mr. Dinges’ and Mr. Reed’s restricted stock vested.

(5)                                  3,500 shares (1,750 shares as of February 28, 2006) of Mr. Dunn’s restricted stock, and 2,500 shares (1,250 shares as of February 28, 2006) of each of Mr. Keszler’s and Mr. Spears’ restricted stock were granted on February 19, 2002 and vest in installments of 25% each on February 19th of each year from 2004 through 2007.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation of the person who served as the chief executive officer of Lone Star during 2005 and each person who served as an executive officer of Lone Star during 2005 and received salary and bonus exceeding $100,000 during 2005 (the “named executive officers”).

SUMMARY COMPENSATION TABLE

				Long-Term Comp Awards
				Restricted Stock Awards($) (4)	Shares Underlying Options (#)	All Other Compensation($)(5)

Name and Principal Position (1)	Year	Salary($) (2)	Bonus($) (2)(3)
Rhys J. Best, Chairman	2005	492,000	1,050,000	1,181,520	—	37,600
and Chief Executive	2004	452,000	950,000	638,250	67,000	37,300
Officer, Lone Star	2003	450,000	—	—	65,000	37,000

Joseph Alvarado	2005	385,000	575,000	656,400	—	37,600
President and Chief Operating	2004	208,542	290,000	556,750	50,000	66,688
Officer, Lone Star	2003	—	—	—	—	—

W. Byron Dunn	2005	314,024	425,000	393,840	—	37,600
President and Chief	2004	294,024	375,000	172,500	20,000	19,800
Executive Officer, Steel	2003	290,855	—	—	30,000	27,000

Charles J. Keszler	2005	208,000	210,000	207,860	—	37,383
Vice President and Chief	2004	197,500	200,000	120,750	15,000	36,630
Financial Officer, Lone Star	2003	196,250	—	—	20,000	37,000

Robert F. Spears	2005	217,667	200,000	207,860	—	37,600
Vice President, General Counsel	2004	213,500	150,000	120,750	12,500	27,300
and Secretary, Lone Star	2003	212,417	—	—	20,000	—

(1)                                  Mr. Best has served as Chairman of the Board and Chief Executive Officer of Lone Star since June 2004. He served as President and Chief Executive Officer of Lone Star from 1998 to June 2004 and Chairman of the Board of Lone Star since 1999.  Mr. Alvarado was not employed by Lone Star or any of its subsidiaries during 2003 or the first 5½ months of 2004.  Mr. Alvarado has served as President and Chief Operating Officer of Lone Star since June 15, 2004.  Mr. Dunn has served as President and Chief Executive Officer of Steel since 1997.  Mr. Keszler has served as Vice President and Chief Financial Officer of Lone Star since February 2001.  Mr. Spears has served as Vice President, General Counsel and Secretary of Lone Star since 1996.

(2)                                  Under the Lone Star Deferred Compensation Plan, designated officers of Lone Star and its subsidiaries were permitted to defer receipt of up to 25% of their annual salary and bonus during 2003 and 2004 and up to 50% of their annual salary and bonus during 2005.  Amounts of salary or bonus attributable to 2003, 2004 and 2005, the receipt of which has been deferred under the Plan, are nevertheless included in the salary and bonus columns, as appropriate, of the Summary Compensation Table.

(3)                                  Each bonus is related to performance in the year indicated in the table.

(4)                                  On March 2, 2005, Messrs. Best, Alvarado, Dunn, Keszler and Spears were awarded the following number of shares of restricted stock under the 2004 Long-Term Incentive Plan:  27,000; 15,000; 9,000; 4,750; and 4,750; respectively.  The value for those restricted stock grants reflected in this column is determined by multiplying the total number of shares awarded by the closing sales price ($43.76) on the New York Stock Exchange on the grant date.  The value of those restricted shares on December 30, 2005 was $1,394,820 for Mr. Best, $464,940 for Mr. Dunn, $245,385 for each of Messrs. Keszler and Spears and $774,940 for Mr. Alvarado, each based on the closing sales price ($51.66) on that date.  On February 26, 2004, Mr. Best was awarded 37,000 shares of restricted stock, Mr. Dunn was awarded 10,000 shares of restricted stock and Messrs. Keszler and Spears were each awarded 7,000 shares of restricted stock under the 1985 Long-Term Incentive Plan.  On June 15, 2004, Mr. Alvarado was awarded 25,000 shares of restricted stock under the 2004 Long-Term Incentive Plan.  The value for these restricted stock grants reflected in this column is determined by multiplying the total number of shares awarded by the closing sales price ($17.25 for Messrs. Best, Dunn, Keszler and Spears and $22.27 for Mr. Alvarado) on the New York Stock Exchange on the grant date.  The value of those restricted shares on December 30, 2005 was $1,911,420 for Mr. Best, $516,600 for Mr. Dunn, $361,620 for each of Messrs. Keszler and Spears and $1,291,500 for Mr. Alvarado, each based on the closing sales price ($51.66) on that date.   See the footnotes to the table of restricted stock holdings of the directors, nominees and executive officers of Lone Star under “Security Ownership of Management” for information regarding the vesting of the executive officers’ restricted stock and the grant of restricted shares to them on March 1, 2006.  Lone Star does not anticipate paying cash dividends on any restricted stock in the foreseeable future.

(5)                                  The compensation listed in the last column includes the employer’s contribution to a 401(k) plan and the employer’s 50% matching contribution (up to $28,000 annually) under the Lone Star Deferred Compensation Plan.  The compensation listed in the last column also includes $66,688 of relocation payments made in 2004 by Lone Star to or on behalf of Mr. Alvarado in connection with his move from Indiana to Dallas in order to become President and Chief Operating Officer of Lone Star.

Mr. Alvarado is employed under an arrangement with Lone Star which provides for an annual salary of $385,000, an annual target cash bonus of 75% of salary, which actual bonus amount may range from 0% to 200% of the target depending upon company and personal performance, 25,000 shares of restricted stock and 50,000 stock options in 2004, and expense reimbursement relating to Mr. Alvarado’s relocation.  Mr. Alvarado is eligible for Lone Star’s nonqualified deferred compensation plan, qualified 401(k) plan, group health care plan and other benefits available to officers.  Mr. Alvarado is a participant in Lone Star’s Employment Retention Policy (described below) and also would receive 24 months of salary and health benefits, plus earned bonus, if his employment were terminated prior to December 31, 2006 as a result of a material reduction of activity, liquidation or significant redeployment of the assets of Lone Star.  Lone Star agreed that if Mr. Alvarado’s house in Indiana did not sell within 120 days of his employment with Lone Star, Lone Star would contract with a home relocation company to provide relocation services to Mr. Alvarado.  Lone Star entered into such an agreement in February 2005, and the relocation company bought Mr. Alvarado’s Indiana residence for a purchase price that was the average of two independent appraisals.  Lone Star provided the relocation company with the funds to close the purchase, the relocation company later sold the house to an unrelated buyer, and Lone Star incurred the costs associated with, and received the net proceeds from, that resale.

Change in Control Arrangements

Lone Star’s and Steel’s Boards of Directors adopted in 1997 an Employment Retention Policy that provides that each officer or key employee designated by Lone Star’s Board or Human Resources Committee will receive a lump sum payment if his or her employment is involuntarily terminated without “cause” or is voluntarily terminated for “good reason” within two years after a “change in control” of the employer.  The lump sum payment for each officer or key employee is an amount, as determined by Lone Star’s Board or Human Resources Committee, that does not exceed 24 times the officer’s average monthly compensation or 12 times the key employee’s average monthly compensation.  The average monthly compensation is based on the individual’s salary and bonus for the 12 months prior to termination or, if higher, the 12 months prior to the change in control. If no cash bonus is paid to the individual during the applicable 12-month period, however, the monthly compensation would include the full amount of the target cash bonus for that individual at the time his or her employment is terminated.  Lone Star’s other operating subsidiaries have also adopted the Employment Retention Policy.  As of December 31, 2005, the lump sum amount for each of 9 officers of Lone Star and its operating subsidiaries (including the five named executive officers) was 24 times his or her average monthly compensation, the lump sum for one officer is 18 times his average monthly compensation and the lump sum amount for each of 14 other officers was 12 times his or her average monthly compensation.

Generally, a “change in control” of an operating subsidiary of Lone Star would occur if Lone Star sells that subsidiary’s stock or assets or if there is a “change in control” of Lone Star.  A “change in control” of Lone Star is defined, in general, as (i) a change in control required to be reported under Regulation 14A of the Securities Exchange Act of 1934, (ii) more than 50 percent of Lone Star’s stock becomes beneficially owned by an entity, person or group, (iii) a majority of the Board ceases to be made up of “qualified directors” during any 24 month period, (iv) any merger, consolidation or sale of assets of Lone Star in which Lone Star’s shareholders do not continue to own more than 50 percent of the voting stock of the surviving entity or (v) the approval by Lone Star’s shareholders of  Lone Star’s liquidation or dissolution.  A “qualified director” is any individual who was a director of Lone Star at the beginning of the 24 month period or was nominated for election or was elected to the Board during that period by two-thirds of the “qualified directors” still in office.

Certain officers and employees of Lone Star and its operating subsidiaries, including the named executive officers and the directors of Lone Star, have stock options granted under the 1985 Long-Term Incentive Plan and the 2004 Long-Term Incentive Plan. Stock options, which ordinarily are not fully exercisable until four years after grant, may vest (become fully exercisable) after a “change in control” (as defined in the respective Plan) of Lone Star occurs.  The definition of “change in control” of Lone Star in the Plan is substantially the same as the definition in the Employment Retention Policy, and the Plan provides that options become fully exercisable if an optionee’s employment is involuntarily terminated without “cause” or is voluntarily terminated for “good reason” within two years after a “change in control” of Lone Star occurs.  Options and other awards under the Plan held by Lone Star’s chief executive officer will vest on or within two years after the date that a “change in control” of Lone Star occurs.

Employment Agreement

Lone Star entered into an employment agreement with its Chief Executive Officer, Rhys J. Best, on May 7, 2001.  That agreement provides for the continuation of Mr. Best’s employment for an initial three year period ending May 7, 2004, subject to termination as provided in the agreement.  Beginning May 7, 2002 and on each May 7 thereafter, the term of the employment agreement will be automatically extended for one additional year unless Lone Star or Mr. Best gives notice by the preceding April 15 not to extend the term.  During the term of the agreement, Mr. Best is entitled to receive an annual base salary of not less than $425,000 (his base salary on May 7, 2001); annual cash bonus based on a formula that may be approved and amended annually by Lone Star’s Board of Directors or Human Resources Committee; equity-based compensation under the 1985 Long-Term Incentive Plan on similar terms and conditions as other executive officers of Lone Star; other equity-based compensation under another program or agreement as determined by Lone Star’s Board; and benefits available to other officers and employees of Lone Star.  Mr. Best’s base salary ($492,000 in 2005) is subject to annual review during the term of the agreement and may be increased but not decreased.

If Mr. Best’s employment is terminated due to his death or his “disability” (as defined in the agreement) for more than 60 consecutive days or more than 90 days in any six month period, he or his estate will be paid 50% of his base salary and targeted bonus for the remainder of the agreement’s term.  If Mr. Best’s employment is terminated by Lone Star for any reason other than “cause” (as defined in the agreement) or if Mr. Best terminates his employment for “good reason” (as defined in the agreement), he will be paid his base salary and targeted bonus for the remainder of the agreement’s term, less any amounts received from another employer during that time.  Mr. Best would not be obligated to seek other employment.  If Mr. Best’s employment is terminated by Lone Star for “cause” or if Mr. Best resigns without “good reason”, Mr. Best will only receive his base salary and other amounts owed him through the date of termination.

For a period of two years after the earlier of the termination of Mr. Best’s employment or the termination of the agreement, Mr. Best will not engage in “competition” (as defined in the agreement) with Lone Star or its subsidiaries or solicit the services of or hire any employee or consultant of Lone Star or its subsidiaries.

The 100,000 shares of restricted stock granted in 2001 to Mr. Best in connection with Lone Star and Mr. Best entering into his employment agreement gradually vest (12.5% annually) during years 3 through 10 of the 10 year term of the grant.  If a “change in control” of Lone Star (as defined in the 1985 Long-Term Incentive Plan) occurs or if the employment of Mr. Best is terminated by Lone Star without “cause” (as defined in his employment agreement) or is terminated by Mr. Best for “good reason” (as defined in his employment agreement), one half of his unvested stock options and restricted stock will fully vest on the date of that occurrence or termination, and the other half of his unvested stock options and restricted stock will fully vest on the second anniversary of the date of that occurrence or termination or such earlier date that the Board of Directors or Human Resources Committee may determine in its discretion.  Mr. Best will have 36 months after the date of any such termination of employment (but not beyond the stock option’s original term) to exercise his stock options.  In the event that Mr. Best’s employment is terminated by death or “disability” (as defined in his employment agreement), such number of his unvested restricted shares will fully vest so that the total number of his vested restricted shares will equal the product of 10,000 multiplied by the number of years Mr. Best was employed by Lone Star after May 2001.

Equity Compensation Plans

The following table summarizes information, as of December 31, 2005, relating to equity compensation plans of Lone Star pursuant to which stock options, restricted stock or other rights to acquire shares may be granted from time to time.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans [excluding securities reflected in column (a)] (c)
Equity compensation plans approved by security holders (1)	1,501,303	(3)	$26.20	(4)	1,738,321	(5)

Equity compensation plans not approved by security holders (2)	-0-		-0-		-0-

Total	1,501,303	(3)	$26.20	(4)	1,738,321	(5)

(1)          These plans are the 1985 Long-Term Incentive Plan, the 2004 Long-Term Incentive Plan and the Employee Stock Purchase Plan of Lone Star.

(2)          All equity compensation plans of Lone Star have been approved by its shareholders.

(3)          Includes outstanding options to purchase 997,574 shares of Common Stock under the 1985 Long-Term Incentive Plan and the 2004 Long-Term Incentive Plan, 453,146 shares of restricted stock issued under both Plans, and 50,583 shares of Common Stock issued under the Employee Stock Purchase Plan.

(4)          Weighted average exercise price of outstanding options.  Excludes restricted stock and shares issued under the Employee Stock Purchase Plan.

(5)          Includes 1,588,904 shares that are available for future issuance under the 2004 Long-Term Incentive Plan and 149,417 shares that are available for future issuance under the Employee Stock Purchase Plan.  No shares are available for future issuance under the 1985 Long-Term Incentive Plan.

OPTIONS

No stock options were granted in 2005.

The following table reflects exercises of options by the named executive officers during 2005 and unexercised options held by them at the end of 2005.

AGGREGATED OPTION EXERCISES IN 2005

AND 12/31/05 OPTION VALUES

Name	Shares Acquired on Exercise	Value Realized($)	Number of Shares of Common Stock Underlying Unexercised Options at 12/31/05 Exercisable/ Unexercisable(#)	Value of Unexercised In-The-Money Options at 12/31/05 Exercisable/ Unexercisable($)**
Rhys J. Best*	100,300	2,875,187	273,250/51,250	5,575,021/1,828,181
Joseph Alvarado	—	—	50,000/ –	1,492,000/ –
W. Byron Dunn	196,250	3,570,505	— /23,750	— /847,294
Charles J. Keszler*	113,750	2,528,474	— /16,250	— /580,106
Robert F. Spears*	140,000	2,920,462	— /16,250	— /580,106

*All stock options exercised during 2005 by Mr. Best, Mr. Keszler and Mr. Spears were effected pursuant to their respective sales plans that had been previously entered into in compliance with the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.

**The value is calculated based on the excess of $51.66 (the closing price of a share of Lone Star Common Stock on the New York Stock Exchange on December 30, 2005) over the relevant exercise price.

No options were repriced in 2005.  The 2004 Long-Term Incentive Plan prohibits option repricing without shareholder approval.

HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Human Resources Committee are Frederick B. Hegi, Jr., Robert L. Keiser, Robert Kelley and David A. Reed.  No member of the Human Resources Committee is or has been an officer or employee of Lone Star or any of its subsidiaries.  In 2005, no executive officers of Lone Star served on the board of directors or compensation committee of another entity, any of whose executive officers served on the Board or Human Resources Committee of Lone Star.

HUMAN RESOURCES COMMITTEE REPORT

Lone Star is a holding company whose operating subsidiaries manufacture, market and provide custom services related to oilfield casing, tubing and line pipe, couplings, specialty tubing products including finned tubes used in a variety of heat recovery applications and flat rolled steel and other  tubular products.  These subsidiaries conduct business throughout the world, and their managements are faced continually with many challenges.  The Human Resources Committee believes that successful compensation programs for executive officers and other key employees must be geared to attract and retain quality personnel by providing rewards for exemplary individual performance and must foster enhancement of shareholder value.  To reach these objectives, Lone Star’s executive compensation program consists of current salary, bonus opportunity, deferred compensation and a longer term incentive.

To assist in making its decisions on compensation matters in 2005 and prior years, the Committee members have used a report from a compensation consulting firm regarding chief executive officers’ compensation, considered other compensation data, communicated with the executive officers regularly and received operating information frequently throughout the year, and considered the chief executive officer’s recommendations regarding compensation for other executive officers.  In addition, during 2003, the Committee retained the services of a compensation consulting firm to provide a market assessment of compensation covering 31 senior positions at Lone Star and its operating subsidiaries.  The Committee believes that Lone Star’s total annual senior management salary and bonus opportunity is generally at the median level for the peer group in that market assessment, with the long-term incentives opportunity being at the 75% percentile of the group.

The Committee’s decisions are not based on a formulistic approach assigning relative weights of various factors or quantitative comparisons with specific competitors or other mathematical methods.  All decisions are made with the objective of retaining and compensating those officers who have demonstrated to the satisfaction of the Committee the capacity to contribute to the financial and competitive performance of Lone Star, thereby furthering the main objective of the compensation program — increasing shareholder value.  The Committee reviews and approves corporate goals and objectives relevant to the compensation of Lone Star’s chief executive officer, evaluates his performance in light of those goals and objectives, and, together with the other independent directors, determines and approves the chief executive officer’s compensation level based on that evaluation.

Annual Compensation

It is the Human Resources Committee’s practice to review and approve salaries and bonus awards for executive officers annually.  The Committee receives from the chief executive officer compensation recommendations for the other executive officers of Lone Star.  The Committee may request additional information and analysis and ultimately determines in its discretion whether to approve recommended changes.  These determinations, which do not include the chief executive officer’s salary, are made by the Committee based on its own analysis and judgment and the recommendations of the chief executive officer.

The chief executive officer’s salary is separately considered by the Committee.  In determining his salary, the Committee considered the businesses in which Lone Star engages, including the highly competitive nature of the steel tubular products industry, the experience he brings to the position and his contributions to the performance of Lone Star and its subsidiaries.

During 2005, the salaries of the named executive officers were increased as follows: $48,000 per year in Mr. Best’s salary to $500,000; $20,000 per year in Mr. Dunn’s salary to $314,024: $12,500 per year in Mr. Keszler’s salary to $210,000; and $5,000 per year in Mr. Spears’ salary to $218,500.  There was no increase during 2005 in Mr. Alvarado’s salary, which was $385,000.  The five persons who served as executive officers of Lone Star during 2004 and received cash compensation exceeding $100,000 during that year were awarded in 2005 the following cash bonuses for 2004:  Rhys J. Best, $950,000; Joseph Alvarado, $290,000; W. Byron Dunn, $375,000; Charles J. Keszler, $200,000; and Robert F. Spears, $150,000.

On February 20, 2006, at a meeting of the Human Resources Committee (“Committee”) of the Board of Directors of Lone Star, the Committee discussed, and at a meeting of the Board on February 28, 2006, recommended to the Board, the performance objectives and related bonus opportunities for the 2006 Annual Cash Incentive Bonus Program (“2006 Program”) which is applicable to key employees of Lone Star and its operating companies, including Lone Star’s executive officers, and which the Board approved.  At the February 28th meeting, the Committee also recommended to the Board, and the Board authorized, payment of cash bonuses to the executive officers and other participants in the 2005 Annual Cash Incentive Program (“2005 Program”), which has terms that are substantially similar to those of the 2006 Program.  Cash bonus opportunities under the 2005 Program and the 2006 Program are provided in accordance with and as part of Lone Star’s 2004 Long-Term Incentive Plan.

Annual cash bonus targets as a percentage of salary (ranging from 10% to 100%) were established for each participant in the 2006 Program.  Achievement by the participant’s employer of 100% of its 2006 targeted ROA (return on assets, which is earnings before income taxes divided by total assets less non-interest bearing liabilities) would establish an opportunity pool. If the employer achieves less than 100% of its 2006 targeted ROA, the opportunity pool would be reduced accordingly.  Lone Star’s chief executive officer would not be eligible to participate in that reduced pool if the achievement is less than 70% of the 2006 targeted ROA.  If an employer achieves more than 100% of its 2006 targeted ROA, the opportunity pool would be increased proportionally up to a maximum of 200% of the sum of the participants’ target bonus amounts.

The Committee, in its sole discretion, administers the 2006 Program and selects the key employees and executive officers who participate in the 2006 Program.  Subject to applicable tax laws, the Committee reserves the right to reduce awards below the formula amounts.  This authority enables the Committee to consider achievement of individual objectives in deciding on, and recommending to the Board the amount of any bonus for a participant.

At the February 28th meeting, the Board, on the Committee’s recommendation, confirmed that Lone Star had achieved more than 100% of its 2005 targeted ROA, determined the amounts of the cash bonuses to be paid to participants in the 2005 Annual Cash Incentive Bonus Program and directed that the payments of those bonuses be made on or before March 15, 2006.  The five persons who served as executive officers of Lone Star during 2005 and received cash compensation exceeding $100,000 during that year were awarded the following cash bonuses for 2005:  Rhys J. Best, $1,050,000; Joseph Alvarado, $575,000; W. Byron Dunn, $425,000; Charles J. Keszler, $210,000; and Robert F. Spears, $200,000.

Deferred Compensation

The Board of Directors adopted in 2000 the Lone Star Deferred Compensation Plan for the purpose of providing deferred compensation for a select group of management and highly compensated employees of Lone Star and its subsidiaries.  A participating officer or employee could defer up to 25% of his or her annual cash compensation for any year prior to 2005 and may defer up to 50% of his or her annual cash compensation for 2005 and subsequent years. The employer credits the participant’s deferral account with a match (up to $25,000 annually) equal to 50% of the compensation deferred for each year prior to 2006 and a match (up to $40,000 annually) equal to 60% of the compensation deferred for 2006 and subsequent years.

The investment alternatives for each participant under the Plan are similar to those in Lone Star’s 401(k) plan and are the same for an executive officer as for any other participant.  No interest accrues on any participant’s account other than market interest on any debt investment selected by a participant.

The amounts of a participant’s deferred compensation and the employer’s match that are earned and vested prior to January 1, 2005 will be distributed to the participant on the earlier of (i) the distribution date specified by the participant when he or she elects to defer compensation under the Plan, (ii) the date on which the participant’s employment with Lone Star or its subsidiaries terminates for any reason other than retirement or (iii) the date after the participant’s retirement which the committee that administers the Plan specifies for distribution.  For Plan purposes, retirement means termination of employment after attaining age 65 or, with the consent of the committee administering the Plan, after reaching age 55.  The date that a participant specifies for distribution of his or her employer’s matching contribution cannot be prior to the third plan year after the plan year in which the matching contribution is made.  Distributions of amounts that are earned or vested on or after January 1, 2005 are subject to the requirements of the American Jobs Creation Act of 2004, and the Plan will be amended during 2006 so that it will comply with the Act.

A participant becomes vested in the employer’s matching contributions made after January 1, 2003 only if (a) he or she is a Lone Star employee on January 1st of the third year after those contributions are made or (b) his or her employment is terminated earlier by death, retirement or disability or by his or her employer without “cause.”  Beginning in 2003, a participant cannot specify a date for distributing his or her deferred compensation that is prior to the third plan year after the plan year in which the compensation is deferred.  If a participant contributes at least 6% of his or her compensation to a 401(k) plan in 2003 or a subsequent year and that deferral decreases the amount of the employer’s matching contribution to that 401(k) plan, the total amount of the employer’s matching contribution under the Deferred Compensation Plan will be increased by the amount (up to  $3,000) equal to the amount of the decrease in the employer’s contribution to the 401(k) plan for that year.

2004 Long-Term Incentive Plan

The 1985 Long-Term Incentive Plan (the “1985 Plan”) terminated on May 4, 2004 when Lone Star’s shareholders approved the 2004 Long-Term Incentive Plan (the “2004 Plan”). The 1985 Plan remains applicable to outstanding awards under that Plan.  The 2004 Plan prohibits repricing stock options without shareholder approval and provides that the maximum number of shares covered by options and stock appreciation rights that can be granted to an employee in any calendar year is 300,000 and the maximum number of shares that can be earned by an employee in any calendar year pursuant to performance-based equity awards (other than options and stock appreciation rights) is 100,000.  The exercise price per share of stock covered by an option granted under the 2004 Plan cannot be less than 100% of the fair market value on the date of grant.  On February 28, 2006, 1,588,904 shares were available under the 2004 Plan for future grant.

Long-Term Compensation - Stock Options and Restricted Stock

Long term incentive compensation, rather than reflecting a single year’s results, is intended to reward performance over the long term.  It has been Lone Star’s practice to structure this long term incentive compensation in the form of options and restricted stock for its Common Stock granted under the 1985 Plan prior to May 4, 2004, the date of its termination, and primarily restricted stock and restricted stock units under the 2004 Plan on or after May 4, 2004, the date it became effective. All outstanding options have an exercise price equal to the fair market value of the Common Stock on the date of grant.

The Committee administered the 1985 Incentive Plan prior to its termination and currently administers the 2004 Incentive Plan.  The Committee has been and continues to be responsible for awarding restricted stock and options to employees under the applicable Incentive Plan, including executive officers.  Restricted stock and options create a strong link between executive compensation and shareholder return and enable executives to develop a meaningful ownership interest in Lone Star.  The vesting of restricted stock and options over a period of time and the executive’s ability to benefit from increases in Common Stock values provide the executive a continuing incentive to achieve results beneficial to the shareholders and also align the executive’s long term interests with those of the shareholders.

In 2004, the Committee approved and recommended to the Board of Directors, and the Board adopted, an added component to Lone Star’s incentive compensation program, which is called the Strategic Incentive Plan.  The objective of that Plan is to use restricted stock or options with terms designed to focus senior management of Lone Star and its operating companies on achieving specific strategic goals, intermediate term operational objectives and financial targets. The restricted stock granted in 2005 pursuant to the Plan vests on the sixth anniversary of the grant date, subject to acceleration as follows:  33 1/3% of the grant will vest in the first quarter of 2006 if the 2005 Objective is achieved, 33 1/3% will vest in the first quarter of 2007 if the 2006 Objective is achieved, and 33 1/3% will vest in the first quarter of 2008 if the 2007 Objective is achieved.  If the 2005 Objective is not achieved, 33 1/3% will vest in the first quarter of 2007 if the unachieved portion of the 2005 Objective is made up in 2006, and if the 2006 Objective is not achieved, 33 1/3% will vest in the first quarter of 2008 if the unachieved portion of the 2006 Objective is made up in 2007.  The Objective is the projected income before taxes of the participant’s employer (Lone

Star or one of its operating companies) for a particular year that is presented by management to and accepted by Lone Star’s Board of Directors in the last quarter of the previous year.

When restricted stock or options are granted to executive officers, the Committee evaluates the individual’s performance currently and relative to the future needs of Lone Star and its operating units and considers the chief executive officer’s recommendations.  The size of awards is based in part on historical practices and the Committee’s subjective evaluation, as previously discussed.  Lone Star’s chief executive officer’s restricted stock or option awards are made on a similar basis.

Restricted shares granted in 2005 to the five executive officers of Lone Star who each received cash compensation exceeding $100,000 during 2005 are shown in footnote (4) under the Summary Compensation Table in this Proxy Statement.

Long Term Compensation – Chief Executive Officer

In order to provide for the continued employment of Rhys J. Best as the Chief Executive Officer of Lone Star, to retain for Lone Star his experience, abilities and services and to encourage his long term dedication to Lone Star as the leader of its management team, the Committee in 2001 approved an employment agreement between Mr. Best and Lone Star after carefully considering and negotiating the terms of his continued employment set forth in that agreement.  See “Executive Compensation – Employment Agreement” for a description of the agreement between Mr. Best and Lone Star and equity-based long term compensation that were authorized and approved by the Committee and Lone Star’s Board of Directors in May 2001.

U.S. Income Tax Limits on Deductibility

Section 162(m) of the Internal Revenue Code limits the tax deduction for public companies to $1 million for compensation paid to a company’s chief executive officer or any of the other four other most highly compensated executive officers.  Qualifying performance-based compensation is not subject to the deduction limit if Internal Revenue Code requirements are met.  The Committee believes that stock options granted under the Company’s long-term incentive plans would qualify as performance-based compensation.  Restricted stock awards do not qualify, and the Committee believes that annual cash bonus awards would qualify as performance-based compensation.

While Lone Star seeks to take advantage of favorable tax treatment for executive compensation where appropriate, the primary drivers for determining the amount and form of executive compensation must be the retention and motivation of superior executive talent rather than the U.S. tax code.

* * * * *

The foregoing report is submitted by the Human Resources Committee, the members of which are:

Frederick B. Hegi, Jr., Chairman
Robert L. Keiser
Robert Kelley
David A. Reed

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of Lone Star (the “Committee”) oversees Lone Star’s financial reporting process on behalf of the Board of Directors.  Management, however, has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

The Committee has four members. No member has any relationship with Lone Star that would interfere with his independence from management and Lone Star, and each member is “independent” as defined by the Sarbanes-Oxley Act of 2002 and the rules of the New York Stock Exchange currently in effect.  The Committee operates under a written charter approved by the Board of Directors and reviewed and reassessed annually by the Committee.  The charter, among other things, requires that all members of the Committee be independent and “financially literate” and at least one member be a “financial expert,” and sets forth the Committee’s responsibilities regarding the oversight of the integrity of Lone Star’s financial statements, the review of Lone Star’s financial reports, accounting policies and practices and internal controls, the selection, oversight and termination of Lone Star’s auditors, the assessment of their independence and the approval of the services they perform.

The Committee reviewed and discussed with management the audited financial statements as of and for the year ended December 31, 2005.  The Committee’s review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee also reviewed and discussed with Lone Star’s independent auditors the 2005 financial statements.  The auditors expressed their opinion on the conformity of those financial statements with generally accepted accounting principles

The Committee’s review with the independent auditors included a discussion of the auditors’ judgments as to the quality, not just the acceptability, of Lone Star’s accounting principles and such other matters as are required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors the auditors’ independence.

The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Lone Star’s internal controls, and the overall quality of Lone Star’s financial reporting.  The Committee held 11 meetings during 2005.  The Committee discussed Lone Star’s quarterly financial statements for each quarter of 2005 with the independent auditors at its meetings.

The Committee is satisfied with the results of its reviews and discussions referred to above, and, therefore, the Committee recommends to the Board of Directors that the audited financial statements be included in Lone Star’s Annual Report on Form 10-K for the year ended December 31, 2005.

The foregoing report is submitted by the Audit Committee, the members of which are:

M. Joseph McHugh, Chairman
Robert Kelley
Alfred M. Micallef
David A. Reed

AUDIT COMMITTEE CHARTER

Lone Star’s Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A to this Proxy Statement and is available on Lone Star’s website (www.lonestartech.com).  All members of the Audit Committee are “independent” as defined by the Sarbanes-Oxley Act of 2002 and the corporate governance rules of the New York Stock Exchange.

FEES OF AUDITOR

The fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) for professional services rendered to Lone Star and its subsidiaries for the fiscal years ended December 31, 2004 and December 31, 2005 were as follows:

	2004		2005
Audit Fees
(financial statements) (a)	$408,376	31.9%	$493,350	44.5%
Audit Fees
(internal controls) (b)	717,064	56.0	594,853	53.6
Audit-Related Fees(c)	61,500	4.8	—	—
Tax Fees (d)	93,430	7.3	21,280	1.9
All Other Fees (e)	—	—	—	—
Total	$1,280,370	100.0%	$1,109,483	100.0%

(a)          Fees for these audit services billed in 2004 and 2005 consisted of the audit of our annual consolidated financial statements, reviews of our quarterly consolidated financial statements and consents and other services related to Securities and Exchange Commission (“SEC”) matters.

(b)         Fees for these audit services billed in 2004 and 2005 consisted of the audit of management’s assessment of internal control over financial reporting and the audit of internal control over financial reporting.

(c)          Fees for audit related services billed in 2004 consisted of the audits of the employee benefit plans.

(d)         The tax fees in 2004 and 2005 were incurred in order to comply with the requirements of Mexican taxing authorities relating to Fintube’s operations in that country.

(e)          No other fees were billed in 2004 and 2005.

The charter of the Audit Committee requires the approval by the Audit Committee of all professional services rendered by Lone Star’s independent auditor prior to the commencement of the services.  The services performed by Deloitte in 2004 and 2005 were approved by the Audit Committee in accordance with its charter.

APPOINTMENT OF INDEPENDENT AUDITORS

Deloitte & Touche LLP, which was initially engaged by Lone Star in June 2002, served as independent public accountants for Lone Star for the fiscal years ended December 31, 2002, December 31, 2003, December 31, 2004 and December 31, 2005.  Deloitte & Touche is a public accounting firm registered with the Public Company Accounting Oversight Board.  Deloitte & Touche has been recommended by the Audit Committee for reappointment as Lone Star’s independent public accountants for the fiscal year ending December 31, 2006.

Although approval is not required by Lone Star’s By-laws or otherwise, the shareholders are being asked to approve the appointment of Deloitte & Touche as Lone Star’s independent public accountants for 2006 as a matter of good corporate practice.  Even if the shareholders approve of that appointment, the Audit Committee in its discretion may appoint a different independent accounting firm anytime during the year if the Audit Committee determines that such action would be in the best interest of Lone Star and its shareholders.  In the event the shareholders fail to approve the appointment of Deloitte & Touche, the Audit Committee will consider that vote in determining whether to appoint Deloitte & Touche or another independent accounting firm.

In selecting Lone Star’s independent auditors, the Audit Committee considers all relevant factors, including the firm’s technical competence and independence, the capabilities of the key partners and managers of the firm who are responsible for the audit, the firm’s quality control procedures, the value of continuity, and the firm’s familiarity with Lone Star’s business.

A representative of Deloitte & Touche is expected to attend the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

The affirmative vote of a majority of the shares of Lone Star Common Stock present at the Annual Meeting, in person or by proxy, is required to approve the appointment of Deloitte & Touche as Lone Star’s independent auditors for 2006.  An abstention will have the same effect as a vote against the approval of that appointment.

Lone Star’s Board of Directors recommends a vote FOR the approval of the appointment of Deloitte & Touche as independent public accountants for Lone Star for 2006.

PERFORMANCE CHART

The following graph compares the yearly percentage change for the five-year period from January 1, 2001 to January 1, 2006 in the cumulative total returns on Lone Star’s Common Stock, the S&P 500 Composite Stock Index and the S&P Oil & Gas Equipment & Services Index.  The value of each investment was equal to $100 on January 1, 2001:

CUMULATIVE TOTAL RETURN COMPARISON

Five-year index (1/1/2001 = 100)

	2001	2002	2003	2004	2005	2006
Lone Star Common Stock	$100.00	$45.71	$38.68	$41.51	$86.91	$134.18
S&P 500 Index	$100.00	$86.96	$66.64	$84.22	$91.79	$94.55
S&P Oil Equipment Index	$100.00	$67.59	$61.61	$72.47	$96.85	$143.96

PRINCIPAL SHAREHOLDERS

The following table sets forth as of February 28, 2006, the number of shares of Lone Star Common Stock beneficially owned by each person known by Lone Star to own beneficially more than five percent of its outstanding Common Stock.  Percentages are based on 30,683,773 shares of Common Stock of Lone Star which were issued and outstanding on that date.  The information below and elsewhere in the Proxy Statement reporting share ownership of Lone Star is believed to be current based upon information made available to Lone Star prior to the date of this Proxy Statement.

Name and Address of Beneficial Holder	Amount of Beneficial Ownership		Percent of Outstanding Common Stock
T. Rowe Price Associates, Inc. P. O. Box 17218 Baltimore, Maryland 21297	1,677,860	(1)	5.47%

Barclays Global Investors, NA 45 Fremont Street San Franciso, California 94105	4,037,958	(2)	13.16%

(1)                                  These securities are owned by various individual and institutional investors, for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investment and/or sole power to vote the securities.  Price Associates reported sole dispositive power with respect to all the shares and sole voting power with respect to 391,100 of the shares.  For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such securities.  Price Associates, however, expressly disclaims that it is, in fact, the beneficial owner of such securities.

(2)                                  These securities are held by Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, LTD, and Barclays Global Investors Japan Trust and Banking Company Limited (collectively, “Barclays”) in trust accounts for the economic benefit of the beneficiaries of those accounts.  Barclays reported sole dispositive power with respect to all the shares and sole voting power with respect to 3,744,451 of the shares.

ADDITIONAL INFORMATION

Other Matters

The Annual Meeting has been called for the purposes set forth in the Notice of Annual Meeting to which this Proxy Statement is appended.  It is not anticipated that matters other than the election of Directors and the appointment of independent auditors as described in the Notice and this Proxy Statement will be brought before the meeting for action.  If any other matters do properly come before the meeting, it is intended that votes thereon will be cast for all shares represented by unrevoked proxies solicited hereby which are received prior to the voting thereon in accordance with the best judgment of any of the persons authorized to vote as proxies.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934 requires Lone Star’s officers and directors, and persons who own more than 10% of a registered class of its equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC.  During 2005, based solely on Lone Star’s review of these reports, it believes that the section 16(a) reports were filed timely by its executive officers and directors, except that an exercise of stock options was reported late on behalf of Mr. Hegi due to an administrative error on the part of Lone Star’s Secretary.

Cost And Method Of Proxy Solicitation

The cost of this proxy solicitation will be paid by Lone Star.  In addition, Lone Star will reimburse brokers and other custodians, nominees, and fiduciaries for their expenses in sending proxies and proxy materials to their principals. Officers and other regular employees of Lone Star and, if necessary, its subsidiaries may request by telephone, telegram, or in person the return of proxies.  Those officers and other regular employees of Lone Star or subsidiaries will not receive additional compensation in connection with any solicitation of proxies.

Annual Report And Form 10-K

The Annual Report to Shareholders of Lone Star for the year ended December 31, 2005, including the Annual Report on Form 10-K for the same period  (without exhibits), has been mailed to shareholders of record as of March 6, 2006.  A copy of the Annual Report on Form 10-K has been filed with the Securities and Exchange Commission and will be furnished (without exhibits) without charge to shareholders upon written request to Lone Star Technologies, Inc., P. O. Box 803546, Dallas, Texas 75380-3546, ATTN: Charles J. Keszler, Corporate Relations.

Shareholder Proposals For 2007 Annual Meeting

Shareholder proposals for consideration at the 2007 Annual Meeting of Shareholders must be received no later than November 10, 2006, at Lone Star’s principal executive office, 15660 N. Dallas Parkway, Suite 500, Dallas, Texas 75248, directed to the attention of the Secretary.  Proposals received after that date will not be considered for inclusion in the proxy materials relating to that annual meeting and will not be considered timely notice with respect to business to be brought before such meeting.

APPENDIX A

AMENDED AND RESTATED
CHARTER OF THE
AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
LONE STAR TECHNOLOGIES, INC.

(Adopted by the Audit Committee on November 6, 2002
and adopted on December 3, 2002 and amended on March 20, 2003 and March 11, 2004 by the Board of Directors)

I.                                         PURPOSE

This Charter (the “Charter”) shall govern the operations of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Lone Star Technologies, Inc., a Delaware corporation (the “Company”). The purpose of this Charter is to assist and direct the Committee in performing the following primary responsibilities:

•                  Oversee, or assist the Board in overseeing, as appropriate, the integrity of the Company’s financial statements and the Company’s compliance with legal and regulatory requirements; [NYSE Manual § 303A.07(c)(i)(A)]

•                  Monitor the Company’s financial reporting processes and its internal audit function regarding finance and accounting; [NYSE Manual § 303A.07(c)(i)(A)]

•                  Select, appoint, compensate, oversee, evaluate (including the qualifications,  independence and performance of) and, where appropriate, replace the “registered public accounting firm”(1) employed by the Company as its independent auditors to prepare or issue an audit report or related work and to cause such independent auditors to report directly to the Committee; [Sarbanes-Oxley § 301; NYSE Manual § 303.01(B)(1)(b); NYSE Manual § 303A.07(c)(i)(A)]

•                  Provide a forum for communication among the Board, the independent auditors, and financial and senior management of the Company, including the resolution of disagreements between management and the independent auditors regarding financial reporting and the establishment of procedures to handle complaints regarding accounting, internal audit control and auditing matters; [Rule 10A-3(b)(2) of the Exchange Act]

•                  Prepare the Committee’s report for inclusion in the Company’s annual proxy statement; and [NYSE Manual § 303A.07(c)(i)(B)]

•                  Report the results of its oversight responsibilities to the Company’s stockholders.

The Committee is empowered to investigate any matter brought to its attention, with full access to all books, records, facilities and personnel of the Company and, for this purpose, to

(1)          As defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002.

retain on behalf of the Committee outside counsel, accountants or other experts. [Rule 10A-3(b)(4) of the Exchange Act]

The Committee shall determine, and the Company shall provide, the appropriate funding required by the Committee, in its capacity as a committee of the Board, for payment of:

•                  Compensation to the independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

•                  Compensation to any independent counsel and other advisers employed by the Committee, which the Committee will have authority to engage as it deems necessary to carry out its duties; and

•                  Ordinary administrative expenses of the Committee that are necessary or appropriate to carry out its duties.

[Rule 10A-3(b)(5) of the Exchange Act]

II.                                     COMPOSITION

The Committee shall be comprised of three or more directors, each of whom has been affirmatively determined by the Board to be an “independent director” satisfying the standards and rules of the New York Stock Exchange (the “NYSE”). [NYSE Manual § 303A.07(a)]  The affirmative determination by the Board that Committee members are independent directors shall be made no later than the first Board meeting held after the standards and rules of the NYSE regarding director independence are adopted.

Each member of the Committee may not receive compensation from the Company other than director’s fees and may not, other than in his or her capacity as a member of the Committee, the Board or any other Board Committee:

•                  accept any consulting, advisory or other compensatory fee from the Company; or

•                  be an affiliated person of the Company or any subsidiary thereof.

[Rule 10A-3 of the Exchange Act, NYSE Manual § 303A.06]

Each member shall be financially literate, as such qualification is interpreted by the Board in its business judgment [NYSE Manual §303A.07(a), Commentary] or must become financially literate within a reasonable period of time after being elected to the Committee, and at least one member shall be a “financial expert” within the meaning of the rules and regulations of the Securities and Exchange Commission (the “SEC”) who through (a) education and experience as a public accountant or auditor or a principal financial officer, comptroller, or principal accounting officer of an issuer (or from a position involving the performance of similar functions), (b) experience actively supervising a public accountant or auditor or a principal financial officer, comptroller, or principal accounting officer (or person performing similar

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functions) or (c) experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements [Item 401(h)(3) of Regulation S-K] has

•                  an understanding of generally accepted accounting principles and financial statements;

•                  the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

•                  experience in preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities;

•                  an understanding of internal control over financial reporting; and

•                  an understanding of audit committee functions.

[Item 401(h)(2) of Regulation S-K]

Members of the Committee may not simultaneously serve on the audit committees of more than three public companies unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and discloses such determination in the Company’s annual proxy statement.  [NYSE Manual § 303A.07(a), Commentary]

Members of the Committee shall be elected by the Board at the annual meeting of the Board to serve until their successors are duly elected and qualified. If a member is unable to serve a full term, the Board shall elect a replacement. The Board shall appoint one of the members of the Committee to be Committee Chairperson.

III.                                 MEETINGS

The Committee shall meet at least four times annually, and more frequently as circumstances dictate.

More specifically, the Committee shall meet:

•                  on a quarterly basis with management and the independent auditors to review the Company’s interim financial statements in accordance with Section VI.1;

•                  at least annually with the Company’s independent auditors with respect to independence and quality control issues involving such auditors pursuant to Sections VI.14 and VI. 21; and [NYSE Manual § 303A.07(c)(iii)(A)]

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•                  at least annually with the Company’s management and independent auditors with respect to the Company’s audited year-end financial statements pursuant to Section VI.4. [NYSE Manual  § 303A.07(c)(iii)(B)]

The Committee shall periodically meet separately with the Company’s management, with its internal auditors (or other personnel responsible for the internal audit function) and with its independent auditors. [NYSE Manual § 303A.07(c)(iii)(E)]

Committee meetings and communications shall be either in person or by conference telephone call. Except to the extent separate meetings are otherwise required, meetings with management and the independent auditors may be either separate or combined at the discretion of the Committee. Minutes shall be prepared for each meeting of the Committee, which minutes shall be submitted to the Committee for approval at a later meeting.  The minutes of all meetings of the Committee shall be sent to the Secretary of the Company for filing.

IV.                                ACCOUNTABILITY

The independent auditors shall be ultimately accountable to the Committee. The Committee shall have ultimate authority and responsibility to select, appoint, compensate, oversee, evaluate and, where appropriate, replace the independent auditors.  [Sarbanes-Oxley § 301]

V.                                    RESPONSIBILITIES

The responsibilities of the Committee are set forth in this Charter. The responsibility of management is to prepare the Company’s financial statements. The responsibility of the independent auditors is to audit those financial statements.

VI.                                SPECIFIC DUTIES

To fulfill its responsibilities, the Committee shall:

Financial Reporting Review

1.                                       In accordance with Statement on Auditing Standards No. 71, and considering Statement on Auditing Standards No. 61 (“SAS No. 61”) as it relates to interim financial information, review and discuss the Company’s quarterly operating results with management and the independent auditors. If practicable the review and discussion shall occur prior to release of the Company’s operating results, but in any event it shall occur prior to filing of the Company’s quarterly report on Form 10-Q with the SEC. The Chairperson of the Committee may represent the entire Committee for purposes of this review and discussion.

2.                                       Prior to distribution, review and discuss the quarterly financial statements of the Company with management and the independent auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  [NYSE Manual  § 303A.07(c)(iii)(B)]

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3.                                       On a quarterly basis (and as of a date within 90 days prior to the filing of the Company’s periodic reports on Form 10-K and Form 10-Q), review a report from the Company’s Chief Executive Officer and Chief Financial Officer disclosing to the Committee:

•                  all significant deficiencies in the design or operation of the Company’s internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and that such officers have identified for the Company’s auditors any material weaknesses in such internal controls; and

•                  any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

[Sarbanes-Oxley § 302(a)(5)]

4.                                       Prior to distribution, review and discuss the annual audited financial statements of the Company with management and the independent auditors, (i) with specific attention to those matters required to be discussed by SAS No. 61, and (ii) including a review and discussion of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  [NYSE Manual  § 303A.07(c)(iii)(B)]

5.                                       Based on the review and discussions described in Sections VI.3, VI.4, VI.7 and other provisions of this Charter, determine whether the audited financial statements of the Company be included in the Company’s annual report on Form 10-K to be filed with the SEC.

6.                                       Prepare the Committee’s report for inclusion in the Company’s annual proxy statement; [NYSE Manual § 303A.07(c)(i)(B)].

7.                                       Review and discuss the report from the Company’s independent auditors as to:

•                  all critical accounting policies and practices to be used;

•                  all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by such independent auditors; and

•                  other material written communications between such independent auditors and management of the Company.

[Sarbanes-Oxley § 204]

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8.                                       Review and discuss with the independent auditors their evaluation of the Company’s financial reporting processes, both internal and external.

9.                                       Review and discuss with the independent auditors their judgment about the quality, not just the acceptability, of the Company’s accounting principles as applied in its financial reporting (with management to be included in these discussions at the discretion of the Committee).

10.                                 Meet separately, periodically, with management, with internal auditors (or other personnel responsible for the internal audit function) and with the Company’s independent auditors.  [NYSE Manual § 303A.07(c)(iii)(E)]

11.                                 Review and discuss with the independent auditors and management the extent to which changes in financial or accounting practices, as approved by the Committee, have been implemented, and plans for future implementation.

12.                                 Review with the Company’s independent auditors any audit problems or difficulties and management’s response.  [NYSE Manual § 303A.07(c)(iii)(F) ]

13.                                 Discuss earnings, press releases and financial information and earnings guidance provided to analysts and rating agencies.  [NYSE Manual § 303A.07(c)(iii)(C)]

Independent Auditors

14.                                 (i) At least annually, obtain and review a report by the Company’s independent auditors describing all relationships between the Company and such auditors; [NYSE Manual § 303A.07(c)(iii)(A)] (ii) receive the written disclosures and the letter required by Independence Standards Board Standard No. 1 from the independent auditors and discuss with them the disclosures, the letter and their independence; (iii) discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the independent auditors; and (iv) take appropriate action in response to the independent auditors’ written disclosures for the Committee to satisfy itself of the independent auditors’ independence.

15.                                 Approve in advance the engagement of the Company’s independent auditors to provide both auditing services (including comfort letters in connection with securities underwritings) and non-audit services (including tax services); provided, however, the Company’s independent auditors may not be engaged to provide any of the following non-audit services:

•                                          Bookkeeping or other services relating to the accounting records or financial statements of the Company;

•                                          Financial information systems design and implementation;

•                                          Appraisal or valuation services, fairness opinions or contribution-in-kind reports;

6

•                                          Actuarial services;

•                                          Internal audit outsourcing services;

•                                          Management functions or human resources;

•                                          Broker or dealer, investment advisor or investment banking services;

•                                          Legal services and expert services unrelated to the audit; and

•                                          Such other services as the Public Company Accounting Oversight Board may determine, by regulation, to be impermissible.

[Sarbanes-Oxley § 201 and § 202]

16.                                 Confirm that both the lead (or coordinating) audit partner at the Company’s independent accountants that has primary responsibility for the audit of the Company’s financial statements and the audit partner responsible for reviewing the audit have not performed audit services for the Company in each of the five previous fiscal years before the current audit. [Sarbanes-Oxley § 203]

17.                                 Confirm that none of the following Company officers has been employed by the Company’s independent auditors and participated in any capacity in an audit of the Company during the one-year period preceding the date that the independent auditors commenced their audit:

•                                          the Chief Executive Officer;

•                                          the comptroller;

•                                          the Chief Financial Officer;

•                                          the chief accounting officer; and

•                                          any person serving in an equivalent position to those named above.

[Sarbanes-Oxley § 206]

18.                                 Set clear hiring policies for employees or former employees of the Company’s independent auditors. [NYSE Manual § 303A.07(c)(iii)(G)]

19.                                 Prior to commencement of work on the annual audit by the independent auditors, discuss with them the overall scope and plan for the audit.

20.                                 Following completion of work on the annual audit, discuss with the independent auditors and management the adequacy and effectiveness of the Company’s systems of internal controls regarding finance and accounting.

7

21.                                 At least annually, obtain and review a report by the Company’s independent auditors describing their internal quality-control procedures, any material issues raised by the most recent internal quality-control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years with respect to one or more independent audits conducted by such firm and any steps taken to deal with such issues. [NYSE Manual § 303A.07(c)(iii)(A)]

22.                                 Review the performance of the independent auditors annually.

Confirm Independence

23.                                 Confirm, at least annually, that the members of the Committee continue to meet all NYSE requirements for independence.

24.                                 Confirm that the Company has made to the NYSE all required affirmations regarding (i) the independence, financial literacy and accounting or related financial management expertise of the members of the Committee and (ii) the annual review and reassessment of this Charter.

Charter Review

25.                                 Review and assess the adequacy of this Charter annually, recommending appropriate changes for Board approval.

Legal and Other Matters

26.                                 Review with the Company’s legal counsel (i) legal compliance matters and (ii) other legal matters that could have an impact on the Company’s financial statements.

27.                                 Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.  [Rule 10A-3(b)(3) of the Exchange Act]

28.                                 Discuss policies with respect to risk assessment and risk management.  [NYSE Manual § 303A.07(c)(iii)(D)]

29.                                 Report regularly to the Board.  [NYSE Manual § 303A.07(c)(iii)(H) ]

Performance Review

30.                                 Annually perform an evaluation of the Committee’s performance, report the results of such evaluation to the Board and receive directions or suggestions from the Board on areas in which the Committee’s performance could be improved. [NYSE Manual § 303A.07(c)(ii)]

8

PROXY	LONE STAR TECHNOLOGIES, INC.	PROXY

15660 N. Dallas Parkway, Suite 500
Dallas, Texas 75248
Annual Meeting April 24, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder.  If no direction is made as to the nominees for election, this proxy will be voted FOR the nominees named.  If no direction is made as to Proposal 2, this proxy will be voted FOR Proposal 2.

The undersigned having received the notice and accompanying Proxy Statement for said meeting, hereby appoints as Proxies Rhys J. Best, Robert F. Spears and Charles J. Keszler, or any one of them, with power of substitution in each, to vote at the annual meeting or any adjournments thereof all the shares of Lone Star Technologies, Inc. which the undersigned may be entitled to vote.  The above Proxies are, and each of them is, hereby instructed to vote as shown on the reverse side of this card.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

•                                          Please mark your

•                                          votes as in this
example using dark
ink only.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED AND FOR PROPOSAL 2.

	FOR NOMINEES	WITHHOLD AUTHORITY TO VOTE	Nominees are:
Rhys J. Best, Frederick B. Hegi, Jr. and M. Joseph
1. Election of Directors	☐	☐	McHugh for terms expiring 2009; and Dan O.Dinges and David A. Reed for terms expiring 2007.

To withhold authority to vote for any nominee(s), name the nominee(s) below:

			FOR	AGAINST	ABSTAIN
2. Approve the appointment of Deloitte & Touche LLP as the Company’s independent accountants for 2006.			☐	☐	☐

3. In their discretion, upon other business as may properly come before the meeting or any adjournment(s) thereof.

SIGNATURE(S)			DATE

SIGNATURE(S)			DATE
(SIGNATURE IF HELD JOINTLY)

This proxy must be dated and signed EXACTLY as shown hereon.  Executors, administrators, trustees, etc.,  should give full title as such.  If a corporation, please sign full corporate name as duly authorized officer.